EXHIBIT 23.2

                         [DELOITTE & TOUCHE LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Capital Media Group Limited on Form SB-2 dated on or around December 30, 1999 of our report dated October 14, 1998 (April 13, 1999 as to Note 18), appearing in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE

Deloitte & Touche
London, United Kingdom

December 29, 1999